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    NUMBER                                                         SHARES
--------------                                                  ------------


                     STATE FARM MUNICIPAL BOND FUND, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                                               CUSIP 856851 10 0

This is to Certify that                                          is the owner of


                                            FULLY PAID AND NON-ASSESSABLE SHARES
                                                   OF THE COMMON STOCK OF

                     STATE FARM MUNICIPAL BOND FUND, INC.,

of the par value of One Dollar ($1.00) per share, transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation and of the By-Laws of the Company, and of all amendments from time to time made thereto. Copies are on file with the Transfer Agent.

     This Certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated

     [SIGNATURE OF PAUL ANDERSON, JR.]          [SIGNATURE OF EDWARD B. RUST]

                             Secretary                             President

[CORPORATE SEAL OF STATE FARM MUNICIPAL BOND FUND, INC.]


Countersigned:

                                    STATE FARM INVESTMENT MANAGEMENT CORP.
                                                 (Delaware)       Transfer Agent


                                    By
                                                            Authorized Signature